Exhibit 99.1

Sotera Health Chairman and CEO Presents at
40th Annual J.P. Morgan Healthcare Virtual Conference
CLEVELAND, OH, Jan. 11, 2022 – Sotera Health Company (“Sotera Health” or the “Company”) (NASDAQ: SHC), a leading global provider of mission-critical end-to-end sterilization solutions, lab testing and advisory services for the healthcare industry, today is providing an update on the Company’s accomplishments and key growth drivers, as well as the current market dynamics related to its businesses. At the 40th Annual J.P. Morgan Healthcare Conference, Chairman and Chief Executive Officer Michael B. Petras, Jr. will highlight Sotera Health’s long-term organic and inorganic growth roadmap, addressable markets, and its environmental, social and governance (“ESG”) program.
“We ended 2021 on a strong note, thanks to the great execution throughout the year by our Sotera Health team,” said Mr. Petras. “As a result, we now expect full-year 2021 revenues to be at the high-end of our previously communicated guidance range of $920 million to $930 million. This represents full-year total revenue growth of approximately 14% compared to the prior year. We look forward to reporting our full fourth-quarter and year-end 2021 financial results on March 1, 2022.”
Sotera Health management, including Chief Financial Officer Scott J. Leffler, are participating in one-on-one meetings with investors during the conference. Interested stakeholders are invited to listen to the replay webcast, as well as view and download slides of Mr. Petras’ presentation, by accessing the link on the Sotera Health website under the Investor Relations section: https://investors.soterahealth.com/events-and-presentations. The Company’s ESG presentation is available for viewing and download, under the Investor Relations section: https://investors.soterahealth.com/governance/governance-overview
Forward-looking Statements
This release contains forward-looking statements that reflect management’s expectations about future events and the Company’s operating plans and performance and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident” or the negative version of those words or other comparable words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, are forward-looking statements. Any forward-looking statements contained in this release are based upon our historical performance and on our current plans, estimates and expectations of the Company’s future performance and the future performance of the markets in which the Company operates in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and
9100 South Hills Boulevard, Suite 300, Broadview Heights, OH 44147
440-262-1410 | soterahealth.com

assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. These risks and uncertainties include, without limitation, any disruption in the availability or supply of ethylene oxide (“EO”) or cobalt-60 (“Co-60”); changes in industry trends, environmental, health and safety regulations or preferences; the impact of current and future legal proceedings and liability claims, including litigation related to purported exposure to emissions of EO from our facilities in Illinois, Georgia and New Mexico and the possibility that other claims will be made in the future relating to these or other facilities; our ability to increase capacity at existing facilities, renew leases for our leased facilities and build new facilities in a timely and cost-effective manner; intense competition for qualified employees in the industries in which we operate; the risks of doing business internationally; and any inability to pursue strategic transactions or find suitable acquisition targets. For additional discussion of these risks and uncertainties, please refer to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s other filings with the SEC, including its Quarterly Reports on Form 10-Q, including under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.
The Company’s financial statement closing procedures for the three months and year ended December 31, 2021 are not yet complete and, as a result, these preliminary estimates of financial information above reflect the Company’s preliminary estimate with respect to such results based on information currently available to management, and may vary from the Company’s actual financial results as of and for the three months and year ended December 31, 2021.
These estimates were prepared by the Company’s management in connection with the preparation of its financial statements and are based upon a number of assumptions. Additional items that may require adjustments to the preliminary financial results may be identified as a result of the completion of our financial statement closing procedures, final adjustments and other developments arising between now and the time that our financial results, for the three months and year ended December 31, 2021 are released, and could result in material changes to the Company’s estimated preliminary financial results. Estimates of financial results are inherently uncertain and we undertake no obligation to update this information.
About Sotera Health:
Sotera Health Company is a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry. Sotera Health goes to market through three businesses – Sterigenics®, Nordion® and Nelson Labs®. Sotera Health is committed to its mission, Safeguarding Global Health®.

9100 South Hills Boulevard, Suite 300, Broadview Heights, OH 44147
440-262-1410 | soterahealth.com

INVESTOR RELATIONS CONTACTS:
Sally J. Curley, IRC                    Jenny Kobin
Curley Global IR, LLC                    IR Advisory Solutions
IR@soterahealth.com                     IR@soterahealth.com

MEDIA CONTACT:
Kristin Gibbs
Chief Marketing Officer, Sotera Health
kgibbs@soterahealth.com

Source: Sotera Health Company
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9100 South Hills Boulevard, Suite 300, Broadview Heights, OH 44147
440-262-1410 | soterahealth.com